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H. F. Ahmanson & Company and Subsidiaries
Statements of Computation of Income Per Share
Exhibit 11


     Common stock equivalents identified by the Company in determining its primary income per common share are stock options and stock appreciation rights. In addition, common stock equivalents used in the determination of fully diluted income per common share include the effect, when such effect is not anti-dilutive, of the 6% Cumulative Convertible Preferred Stock, Series D which is convertible into 11.8 million shares of Common Stock at $24.335 per share of Common Stock. The following is a summary of the calculation of income per common share:
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

                                                      For the Three Months Ended      For the Nine Months Ended
                                                            September 30,                   September 30,
                                                     ---------------------------    ---------------------------
                                                        1997             1996          1997            1996
                                                     -----------     -----------    -----------     -----------
                                                           (dollars in thousands, except per share data)
Primary income (loss) per common share:

  Net income (loss)                                  $    95,539     $   (79,478)   $   314,288     $    54,011
  Less accumulated dividends on preferred stock           (8,407)        (11,298)       (25,223)        (36,514)
                                                     -----------     -----------    -----------     -----------
  Income (loss) attributable to common shares        $    87,132     $   (90,776)   $   289,065     $    17,497
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                       95,650,381     106,282,651     98,305,265     109,855,064
  Dilutive effect of outstanding common stock
    equivalents                                        1,854,187            -         1,737,692         895,761
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of primary
    income (loss) per share                           97,504,568     106,282,651    100,042,957     110,750,825
                                                     ===========     ===========    ===========     ===========
  Primary income (loss) per common share             $      0.89     $     (0.85)   $      2.89     $      0.16
                                                     ===========     ===========    ===========     ===========


Fully diluted income (loss) per common share:

  Net income (loss)                                  $    95,539     $   (79,478)   $   314,288     $    54,011
  Less accumulated dividends on preferred stock           (4,095)        (11,298)       (12,285)        (36,514)
                                                     -----------     -----------    -----------     -----------
  Income (loss) attributable to common shares        $    91,444     $   (90,776)   $   302,003     $    17,497
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                       95,650,381     106,282,651     98,305,265     109,855,064
  Dilutive effect of outstanding common stock
    equivalents                                       13,826,160            -        14,055,815         895,761
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of fully diluted
    income (loss) per share                          109,476,541     106,282,651    112,361,080     110,750,825
                                                     ===========     ===========    ===========     ===========
  Fully diluted income (loss) per common share       $      0.84     $     (0.85)   $      2.69   $        0.16
                                                     ===========     ===========    ===========     ===========
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